                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CENTRAL GARDEN & PET COMPANY
              (Name of Registrant as Specified In Its Certificate)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ----------------------------------------------------------------------------
  2) Aggregate number of securities to which transaction applies:

  ----------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  ----------------------------------------------------------------------------
  4) Proposed maximum aggregate value of transaction:

  ----------------------------------------------------------------------------
  5) Total fee paid:

  ----------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ----------------------------------------------------------------------------
  2) Form, Schedule or Registration Statement No.:

  ----------------------------------------------------------------------------
  3)Filing Party:

  ----------------------------------------------------------------------------
  4) Date Filed:

  ----------------------------------------------------------------------------

                      [CENTRAL GARDEN & PET COMPANY LOGO]

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     Monday, February 14, 2000, 10:30 A.M.

To the Stockholders:

   Notice is hereby given that the Annual Meeting of Stockholders of Central Garden & Pet Company will be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on Monday, February 14, 2000, at 10:30 A.M. for the following purposes:

    (1) To elect six directors.

    (2) To transact such other business as may properly come before the meeting.

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 3, 2000, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the meeting during normal business hours at the Company's offices at 3697 Mt. Diablo Boulevard, Lafayette, California.

Dated: January 13, 2000                   By Order of the Board of Directors

                                          Robert B. Jones, Secretary


    STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                         CENTRAL GARDEN & PET COMPANY

                           3697 Mt. Diablo Boulevard
                          Lafayette, California 94549

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Central Garden & Pet Company (the "Company") to be used at the Annual Meeting of Stockholders on February 14, 2000, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about January 18, 2000.

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

   Only stockholders of record on the books of the Company as of 5:00 P.M., January 3, 2000, will be entitled to vote at the Annual Meeting.

   As of the close of business on January 3, 2000, there were outstanding 16,827,913 shares of Common Stock of the Company, entitled to one vote per share, and 1,657,962 shares of Class B Stock of the Company, entitled to the lesser of ten votes per share or 49% of the total votes cast. Holders of Common Stock and Class B Stock will vote together on all matters presented to the stockholders for their vote or approval at the meeting, including the election of directors. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             ELECTION OF DIRECTORS

   The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                      Served as
                                  Business Experience During Past     Director
 Nominees for Director      Age   Five Years and Other Information      Since
 ---------------------      --- -----------------------------------   ---------
 William E. Brown..........  58 Chairman of the Board and Chief         1980
                                Executive Officer since 1980.

 Glenn W. Novotny..........  52 President since June 1990. Prior to     1990
                                June 1990, Mr. Novotny was with
                                Weyerhaeuser Corporation in a
                                variety of capacities.

 Brooks M. Pennington III..  45 Chief Executive Officer of              1998
                                Pennington Seed Inc., a business
                                which was acquired by the Company
                                in February 1998, since June 1994.

 Lee D. Hines, Jr. ........  53 Self-employed consultant since June     1992
                                1993. From April 1991 until June
                                1993, Mr. Hines was Executive Vice
                                President and Chief Financial
                                Officer of the Company.

 Daniel P. Hogan, Jr. .....  71 Self-employed consultant. Prior to      1993
                                his retirement in 1987, Mr. Hogan
                                was a Vice President of Chevron
                                Chemical Company and General
                                Manager of its Ortho Consumer
                                Products Division.

 Bruce A. Westphal.........  59 Chairman of Bay Alarm Company, a        1999
                                security systems company since
                                1984. Mr. Westphal is also Chairman
                                of Pac-West Telecomm, Inc., a
                                provider of integrated
                                telecommunications services, and
                                InReach Internet, a provider of
                                internet services, and President of
                                Balco Properties, a real estate
                                development and management company.

   In February 1998, the Company acquired Pennington Seed, Inc. ("PSI"). Pursuant to the acquisition agreement, Brooks M. Pennington III was appointed to the Company's Board of Directors. William E. Brown, the Company's Chairman and Chief Executive Officer, entered into a voting agreement with the former stockholders of PSI whereby Mr. Brown agreed to vote his shares of the Company's stock for the election to the Company's Board of Directors of the nominee appointed by the former stockholders of PSI. The voting agreement will terminate on the earlier of (i) February 27, 2002 and (ii) the date the former stockholders of PSI own of record less than 33% of the shares of the Company's Common Stock issued to them pursuant to the acquisition agreement.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

   During fiscal 1999, the Board of Directors held seven meetings and acted by unanimous written consent on a number of occasions. In 1993, after consummation of its initial public offering, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

   During fiscal 1999, the members of the Audit and Compensation Committee were Lee D. Hines, Jr. and Daniel P. Hogan, Jr. On September 30, 1999, the Board of Directors reconstituted the Audit and Compensation Committee. For fiscal 2000, the members are Bruce A. Westphal and Mr. Hogan. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Audit and Compensation Committee held seven meetings during fiscal 1999.

Attendance at Meetings

   During fiscal 1999, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

   During fiscal 1999, Directors who were not employees of the Company were paid directors fees consisting of $20,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit and Compensation Committee receive an additional $1,000 for each meeting not held on the same day as a Board meeting. In addition, Lee D. Hines, Jr. performed certain consulting services for the Company during fiscal 1999 for which he received compensation of $58,742. Under the Non-Employee Director Stock Option Plan, Messrs. Westphal, Hines and Hogan will each be granted at the Annual Meeting and at each subsequent annual meeting options to purchase the number of shares of Common Stock determined by dividing $25,000 by the fair market value of a share of Common Stock on the date of the Annual Meeting.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The compensation paid to the Company's Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 1997, 1998 and 1999 is set forth below.

                          SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                    Annual Compensation        Compensation Awards
                              ------------------------------- ---------------------
                                                 Other Annual Restricted Securities    All Other
Name and Principal                               Compensation   Stock    Underlying   Compensation
Position                 Year Salary($) Bonus($)    ($)(1)    Awards($)  Options(#)      ($)(2)
------------------       ---- --------- -------- ------------ ---------- ----------   ------------
William E. Brown........ 1999  410,000       --       --          --           --            --
 Chairman and Chief      1998  400,000       --       --          --           --            --
 Executive Officer       1997  300,000       --       --          --      300,000            --

Glenn W. Novotny........ 1999  357,101       --       --          --      175,000(2)      2,400(3)
 President               1998  347,846       --       --          --      200,000(2)      2,375(3)
                         1997  267,469   50,000       --          --       30,000         2,700(3)

Robert B. Jones......... 1999  178,942       --       --          --       40,000         2,400(3)
 Vice President, Chief   1998  173,766       --       --          --       25,000         2,104(3)
 Financial Officer       1997  133,204   15,000       --          --       15,000         2,102(3)

Brooks M. Pennington
 III.................... 1999  303,750   54,000       --          --       40,000        18,016(4)
 Chief Executive Officer
  of                     1998  300,000       --       --          --        6,000            --
 Pennington Seed Inc.    1997       --       --       --          --           --            --

--------
(1) While the named executive officers enjoy certain perquisites, for fiscal years 1997, 1998 and 1999 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.
(2) In December 1998, the Company cancelled Mr. Novotny's options granted in fiscal 1998 and issued new options for 100,000 shares.
(3) Represents the matching contribution which the Company made on behalf of the executive officer to the Company's 401(k) Plan.
(4) Includes a $2,500 matching contribution which the Company made on behalf of the executive officer to PSI's 401(k) Plan and $15,516 paid under PSI's profit sharing plan.

   The following table sets forth certain information regarding stock options granted during fiscal 1999 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                         --------------------------------------------------
                                                                                Potential
                                                                            Realizable Value
                                                                            at Assumed Annual
                                                                             Rates of Stock
                           Number of    Percent of                                Price
                          Securities   Total Options                        Appreciation for
                          Underlying    Granted to   Exercise or             Option Term(3)
                            Options    Employees in  Base Price  Expiration -----------------
Name                     Granted(#)(1)  Fiscal Year   ($/Sh)(2)     Date     5%($)   10%($)
----                     ------------- ------------- ----------- ---------- ------- ---------
William E. Brown........         --          --            --           --       --        --
Glenn W. Novotny........    100,000         5.2        15.875     01/02/04  539,902 1,224,853
                             75,000         3.9        13.000     01/06/05  331,593   752,272
Robert B. Jones.........     40,000         2.1        15.875     12/01/01  100,092   210,185
Brooks M. Pennington
 III....................     40,000         2.1        15.625     12/10/04  212,560   482,226

--------
(1) In December 1998, the Company cancelled Mr. Novotny's options granted in fiscal 1998 and issued new options for 100,000 shares. Mr. Novotny's options granted in fiscal 1999 vest in five equal annual installments beginning on January 2, 1999 and January 6, 2000, respectively. Mr. Jones' options granted in fiscal 1999 vest in two equal annual installments beginning on December 1, 1999. Mr. Pennington's options granted in fiscal 1999 vest in three equal annual installments beginning on December 10, 2001. Under the terms of the Company's Stock Option Plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant.
(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

   The following table sets forth certain information with respect to stock options held by each of the Company's executive officers as of September 25, 1999. There were no option exercises during fiscal 1999 by any of the executive officers listed.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                              Number of Securities      Value of Unexercised
                             Underlying Unexercised     In-the-Money Options
                              Options at FY-End(#)          at FY-End($)
                            ------------------------- -------------------------
Name                        Exercisable/Unexercisable Exercisable/Unexercisable
----                        ------------------------- -------------------------
William E. Brown...........      120,000/210,000                 0/0
Glenn W. Novotny...........       76,650/195,350           107,218/37,017
Robert B. Jones............       25,000/65,000                  0/0
Brooks M. Pennington III...            0/46,000                  0/0

Employment Agreements

   The Company entered into an employment agreement with Brooks M. Pennington III in February 1998 in connection with the acquisition of Pennington Seed, Inc. ("PSI"). The agreement provides that Mr. Pennington shall serve as President and Chief Executive Officer of PSI at an annual minimum salary of $300,000. The agreement terminates in February 2003, unless terminated earlier for his dismissal with cause, death or disability.

Compensation Committee Interlocks and Insider Participation

   Lee D. Hines, Jr., a member of the Board of Directors and a member of the Audit and Compensation Committee during fiscal 1999, performed certain consulting services for the Company during fiscal 1999 for which he received compensation of $58,742.

Transactions With The Company

   During fiscal 1999, the Company leased a warehouse facility and certain related equipment in Visalia, California from Road 80 Investors, a California general partnership controlled by William E. Brown. Road 80 investors sold the warehouse facility in May 1999. In fiscal 1999, the Company paid approximately $99,037 to Road 80 Investors under this lease.

   Brooks M. Pennington III is a minority shareholder and a director of Bio Plus, Inc., a company that produces granular peanut hulls. During its fiscal year ended July 31, 1999, Bio Plus, Inc.'s total revenues were approximately $2,485,000 of which approximately $1,565,000 were sales to subsidiaries of the Company.

Report of the Audit and Compensation Committee on Repricing of Options

   The Audit and Compensation Committee (the "Committee") considers stock options to be an important compensation tool for motivating and retaining key executives. During fiscal 1999, management advised the Committee that the effectiveness of certain stock options previously granted to the Company's employees had been diminished as a result of the decline in the price of the Company's stock below the prices at which such options had been previously granted. The Committee considered this issue and concluded that such options should be repriced to achieve their purpose of providing a long-term incentive to employees with options. At its meeting held on October 9, 1998, the Committee determined that the most effective way to address the issue and to realign the interests of the options holders with those of the Company's current stockholders would be to reduce the exercise price of the outstanding options granted to persons other than directors and executive officers to the then prevailing market value. Accordingly, on October 9, 1998, the Company amended the terms of outstanding option agreements governing an aggregate of 712,000 shares to reduce the exercise price to $14.50 per share.

   During fiscal 1999, the Committee recommended to the full Board that it approve a one-time stock option exchange program for Mr. Brown and Mr. Novotny. The program, which was voluntary, was implemented as of December 1, 1998. The program allowed participants to exchange two underwater stock options for one at the then current stock price of $15.875. The new stock options vest over the same period. Mr. Brown elected not to participate in the program. Mr. Novotny elected to participate.

   The Committee took this action as a means of promoting retention for the Company's key executives, to provide a share price earnings incentive to executives, to reduce options outstanding, and to remove the negative motivational effect of underwater options.

September 25, 1999                        Audit and Compensation Committee

                                          Lee D. Hines, Jr.
                                          Daniel P. Hogan, Jr.

   Prior to fiscal 1999, the Company had not previously repriced options to purchase stock during the prior ten years. Set forth below is certain information regarding the repricing of options held by the executive officers whose options were repriced.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                                  Exercise            Length of Original
                                   Number of    Market Price of   Price At               Option Term
                                  Options/SARs   Stock at Time    Time of      New       Remaining at
                                  Repriced or   of Repricing or Repricing or Exercise Date of Repricing
Name                       Date    Amended(#)    Amendment($)   Amendment($) Price($)    or Amendment
----                     -------- ------------  --------------- ------------ -------- ------------------
Glenn W. Novotny........ 12/01/98   100,000(1)      15.875         26.500     15.875      5.1 years
 President

--------
(1) Under the repricing program, underwater stock options for 200,000 shares were exchanged for options for 100,000 shares at the then current stock price.

                REPORT OF THE AUDIT AND COMPENSATION COMMITTEE

To the Board of Directors:

   As members of the Audit and Compensation Committee, it is our duty to determine the compensation for officers and directors, to administer the Company's 1993 Omnibus Equity Incentive Plan and to review the Company's salary, bonus and compensation arrangements generally. In addition, we evaluate the performance of management and related matters.

   As a public company, we utilize three primary tools to assist in compensating executives. They are base salary, bonus, and stock options. Together they combine to provide an executive's total compensation package. We view base salary as a primary indicator of the market value needed to attract an executive with the skill and expertise to perform the position. We periodically retain outside assistance to counsel us in determining market value. We view bonus as a means of rewarding short-term performance which exceeds established goals and we utilize stock options as a means of linking our executives' long term benefits to that received by our shareholders.

   As indicated in the 1997 proxy statement, we retained the services of a compensation consulting firm to assist in determining the market value compensation for the Chief Executive Officer, William E. Brown. Survey data, coupled with performance based peer group evaluations, were utilized to determine competitive short and long term awards for Mr. Brown. The data developed indicated that an increase to Mr. Brown's base salary to $400,000 was warranted. Mr. Brown requested that the Committee not increase his base pay during fiscal 1997. In fiscal 1998, the Committee increased Mr. Brown's base salary to $400,000. The Committee also increased the base salary of Mr. Novotny and Mr. Jones in fiscal 1998. The Committee choose not to increase base salaries for any of the executive officers in fiscal 1999 other than the cost of living increase granted to all employees. These actions are reflected in the summary compensation table.

   Based on the Company's performance in fiscal 1999, the Committee determined not to pay bonuses in respect of fiscal 1999 to Mr. Brown or any of the Company's executive officers other than Mr. Pennington. The Committee did, however, grant options to each of the Company's executive officers other than Mr. Brown.

   As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. The Committee believes that it is highly unlikely that any officer of the Company will receive compensation in excess of a million dollars per year in the foreseeable future. However, subject to the foregoing, it will be the policy of the Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

   We continue to subscribe to the philosophy that the Company's overall performance and its return to shareholders will be the primary area of consideration when rewarding the Company's top executives. It is our goal to ensure that our executives are paid competitively with the market and are rewarded for performance that benefits the shareholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Central will be reflective of that fact.

September 25, 1999                        Audit and Compensation Committee

                                          Lee D. Hines, Jr.
                                          Daniel P. Hogan, Jr.

                               PERFORMANCE GRAPH

   The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from December 25, 1994 to September 25, 1999 with the cumulative total return of the NASDAQ Composite (U.S.) Index and the Dow Jones Non-Durable Household Products Index, a peer group index consisting of approximately 30 manufacturers and distributors of household products.

   The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                        [PERFORMANCE GRAPH APPEARS HERE]

                         12/25/94 9/30/95 9/28/96 9/27/97 9/26/98 9/25/99
                         -------- ------- ------- ------- ------- -------
Central Garden & Pet
 Co.....................  100.00  140.00  474.29  655.71  412.86  178.21
Dow Jones Household
 Products...............  100.00  125.27  161.77  229.05  234.27  316.75
Nasdaq Composite (US)...  100.00  139.74  165.78  227.56  232.60  376.20

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

   The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of December 31, 1999.

                                             Shares Beneficially Owned as
                                                 of December 31, 1999
                                            ----------------------------------
                                            Number of Number of
                                             Class B   Common
Beneficial Owner                             Shares    Shares       Percent(1)
----------------                            --------- ---------     ----------
William E. Brown(2)........................ 1,606,159   320,000(3)     10.3%
Strong Capital Management, Inc.(4).........        -- 2,296,575(5)     12.4
Brooks M. Pennington III(6)................        -- 1,669,552         9.0
Dimensional Fund Advisors Inc.(7)..........        -- 1,354,900(8)      7.3
Glenn W. Novotny...........................        --   205,098(9)      1.1
Robert B. Jones............................        --    47,403(10)       *
Lee D. Hines, Jr...........................        --    61,000(11)       *
Daniel P. Hogan, Jr........................        --    16,000(11)       *
Bruce A. Westphal..........................        --     5,700           *
All directors and officers as a group
 (seven persons)........................... 1,606,159 2,324,753(12)    20.9

--------
 (*) Less than 1%.
 (1) Represents the number of shares of Class B Stock and Common Stock beneficially owned by each stockholder as a percentage of the total number of shares of Class B Stock and Common Stock outstanding.
 (2) The address of Mr. Brown is 3697 Mt. Diablo Boulevard, Lafayette, California 94549.
 (3) Includes 180,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.
 (4) The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.
 (5) Based on a Schedule 13G/A filed reflecting beneficial ownership as of November 30, 1999.
 (6) The address of Mr. Pennington is 1280 Atlanta Highway, Madison, Georgia 30650.
 (7) The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
 (8) Based on a Schedule 13F filed reflecting beneficial ownership as of September 30, 1999.
 (9) Includes 111,650 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.
(10) Includes 45,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.
(11) Includes 10,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.
(12) Includes 356,650 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from September 26, 1998 to September 25, 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                                   AUDITORS

   Deloitte & Touche LLP, independent certified public accountants, serves as the Company's principal accountants. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

   If any stockholder intends to present a proposal for action at the Company's annual meeting in 2001 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before September 15, 2000. Proposals should be addressed to the Company at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, Attention: Corporate Secretary.

   The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's annual meeting in 2001, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than December 4, 2000. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company's annual meeting in 2001.

                             COST OF SOLICITATION

   All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: January 13, 2000.

                                          By Order of the Board of Directors

                                          Robert B. Jones, Secretary

          PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          CENTRAL GARDEN & PET COMPANY
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS February 14, 2000

            The undersigned hereby appoints William E. Brown and Glenn W. Novotny, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of CENTRAL GARDEN & PET COMPANY to be held at the LAFAYETTE PARK HOTEL, 3287 Mt. Diablo Boulevard, Lafayette, California, on February 14, 2000, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

      (Continued, and to be marked, dated and signed, on the reverse side)

(Continued from other side)


This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below.

                                                               [X] Please mark
                                                                   your votes
                                                                     as this

1. ELECTION OF DIRECTORS:
   FOR all            WITHHOLD
nominees listed   authority to vote
  (except as      for all nominees
  indicated)           listed
     [_]                [_]           2.  In their discretion, upon any and all                                     I plan to attend
                                          such other matters as may properly come                                      the meeting
                                          before the meeting or any adjournment                                            [_]
                                          thereof.
Instruction: To withhold authority to vote for any individual nominee,                    STOCKHOLDERS ARE URGED TO MARK, DATE,
strike a line through that nominee's name in the list below.                              SIGN AND RETURN THIS PROXY PROMPTLY IN
                                                                                          THE ENVELOPE PROVIDED, WHICH REQUIRES
William E. Brown, Glenn W. Novotny, Brooks M. Pennington III,                             NO POSTAGE IF MAILED IN THE UNITED STATES.
Lee D. Hines, Jr., Daniel P. Hogan, Jr. and Bruce A. Westphal

Signature(s) ______________________________________________________  Date ______

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.